GEORGIA-PACIFIC CORPORATION
                      (the "Corporation")

                        TERMS AGREEMENT


                                        November 5, 1999



Georgia-Pacific Corporation
133 Peachtree Street, N.E.
Atlanta, Georgia  30303

Attention:      Danny W. Huff
                Chief Financial Officer

Ladies and Gentlemen:

          On behalf of the several Underwriters named in Schedule A hereto and for their respective accounts, we offer to purchase, on and subject to the terms and conditions of the form of Underwriting Agreement filed as an exhibit to the Corporation's registration statements on Form S-3 (File Nos. 33-43453 and 333-80757) (the "Underwriting Agreement"), the following securities (the "Securities") on the following terms:

          Title:  7-3/4% Debentures Due 2029.

          Principal Amount:  $500,000,000.

          Interest: 7-3/4% per annum, from November 10, 1999, payable semiannually in arrears on May 15 and November 15, commencing May 15, 2000, to holders of record on the immediately preceding May 1 or November 1, as the case may be.

          Maturity:  November 15, 2029.

          Make Whole Redemption: The Debentures will be redeemable, in whole or from time to time in part, at the option of the Corporation on any date (a "Redemption Date"), at a redemption price equal to the greater of:

           (i)      100% of the principal amount of the
     Debentures to be redeemed; and
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           (ii)     the sum of the present values of the
     remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to such Redemption
     Date) discounted to such Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 25 basis points,

     plus, in either case, accrued and unpaid interest on the principal amount being redeemed to such Redemption Date; provided that installments of interest on the Debentures which are due and payable on an interest payment date falling on or prior to the relevant Redemption Date shall be payable to the holders of the Debentures, registered as such at the close of business on the relevant record date according to their terms and the provisions of the Indenture.

          "Treasury Rate" means, with respect to any Redemption
Date for the Debentures:

          (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury Securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Maturity Date, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

          (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

          "Comparable Treasury Issue" means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Debentures to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Debentures.

          "Independent Investment Banker" means either (a) Morgan Stanley & Co. Incorporated or (b) Warburg Dillon Read LLC or, if each such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee after consultation with, and upon the direction of, the Corporation.

          "Comparable Treasury Price" means with respect to any Redemption Date for the Debentures:

          (i)  the average of four Reference Treasury Dealer
     Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer
     Quotations; or

           (ii) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

          "Reference Treasury Dealer" means (a) each of Morgan Stanley & Co. Incorporated and Warburg Dillon Read LLC and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Corporation will substitute therefor another Primary Treasury Dealer and (b) any two other Primary Treasury Dealers selected by the Corporation.

          "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third Business Day preceding such Redemption Date.

          Notice of any redemption by the Corporation will be mailed at least 30 days but not more than 60 days before any Redemption Date to each holder of the Debentures to be redeemed. If less than all the Debentures are to be redeemed at the option of the Corporation, the Trustee shall select, in such manner as it shall deem fair and appropriate, the Debentures to be redeemed in whole or in part.

          Unless the Corporation defaults in payment of the redemption price, on and after any Redemption Date interest will cease to accrue on the Debentures or portions thereof called for redemption.

          Sinking Fund:  None.

          Delayed Delivery Contracts:  None.

          Purchase Price: 98.283% of principal amount, plus accrued interest from November 10, 1999, if any.

          Expected Reoffering Price: 99.158% of principal amount, plus accrued interest from November 10, 1999, if any.

          Closing:  9:00 a.m. (New York City time) on November
10, 1999, at the offices of Simpson Thacher & Bartlett, 425
Lexington Avenue, New York, New York with payment to be made in immediately available funds.

          Names and Addresses of Representatives of the
Underwriters:

             Morgan Stanley & Co. Incorporated
             1585 Broadway
             2nd Floor
             New York, New York  10036

             Warburg Dillon Read LLC
             677 Washington Boulevard
             Stamford, Connecticut  06901

          The respective principal amounts of the Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

          The provisions of the Underwriting Agreement are incorporated herein by reference.

          The specified percentage of the principal amount of the Securities for the purposes of Section 10 of the Underwriting
Agreement shall be 10%.

          The Securities will be made available for checking and packaging at the office of The Bank of New York at least 24 hours prior to the Closing Date.

          This Terms Agreement, including your acceptance hereof, may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

                 (Signatures on following page)
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              (Signature page to Terms Agreement)


          Please signify your acceptance of our offer by signing the enclosed response to us in the space provided and returning it to us.

                              Very truly yours,

                              MORGAN STANLEY & CO. INCORPORATED
                              WARBURG DILLON READ LLC,
                              for themselves and as
                              Representatives of the several
                              Underwriters named in Schedule A
                              hereto


                              By:  WARBURG DILLON READ LLC

                              /S/ Peter Foote

                              Name: Peter Foote

                              Title: Executive Director


                              /S/  Curt Lee

                              Name:  Curt Lee

                              Title:  Associate

                           SCHEDULE A

                    Underwriter                Principal
                                                Amount

         Morgan Stanley & Co. Incorporated    $150,000,000

         Warburg Dillon Read LLC               150,000,000

         Banc of America Securities LLC         50,000,000

         Goldman, Sachs & Co.                   50,000,000

         Salomon Smith Barney Inc.              50,000,000

         Chase Securities Inc.                  25,000,000

         Commerzbanc Capital Markets            25,000,000
         Corporation

               Total:......................   $500,000,000

To:  Morgan Stanley & Co. Incorporated
     1585 Broadway
     2nd Floor
     New York, New York  10036

     Warburg Dillon Read LLC
     677 Washington Boulevard
     Stamford, Connecticut  06901,

     for themselves and as Representatives
     of the several Underwriters


          We accept the offer contained in your letter, dated November 5, 1999, relating to $500,000,000 principal amount of our 7-3/4% Debentures Due 2029. We also confirm that, to the best of our knowledge after reasonable investigation, the representations and warranties of the undersigned in the Underwriting Agreement filed as an exhibit to the undersigned's registration statements on Form S-3 (Nos. 33-43453 and 333-80757) (the "Underwriting Agreement") are true and correct and no stop order suspending the effectiveness of the Registration Statement (as defined in the Underwriting Agreement) or any part thereof has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the undersigned, are contemplated by the Securities and Exchange Commission.

                  (Signature on following page)

              (Signature to Terms Agreement Letter)


Dated:  November 5, 1999                Very truly yours,

                              GEORGIA-PACIFIC CORPORATION



                              By: /S/ Phillip M. Johnson
                                  Name: Phillip M. Johnson
                                  Title: Vice President and Treasurer


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